UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

Silver Bow Mining Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43242	98-1858068
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1401 Idaho Street Butte, Montana	59701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 406-718-7593

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	SBMT	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Underwriting Agreement

On April 29, 2025, Silver Bow Mining Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. as the lead book-running manager and the representative (the “Representative”) for the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), relating to the Company’s sale in its initial public offering of 5,200,000 common shares, no par value (the “Offering”).

The Company has granted the Underwriters an option, exercisable in whole or in part at any time until the date which is 30 days following the closing of the Offering, to purchase up to an additional 780,000 common shares to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, conditions to closing and indemnification provisions, as well as a form lock-up agreement that was signed by certain of the Company’s directors and officers, filed herewith as Exhibit “A” to Exhibit 1.1.

The Company agreed to pay the Underwriters a commission equal to 7% of the aggregate gross proceeds of the Offering, including any additional common shares sold pursuant to the exercise of the option. The Company also agreed to reimburse the Underwriters for customary fees and expenses up to US$200,000.

The Company previously filed the form of Underwriting Agreement as an exhibit to the Company’s registration statement on Form S-1/A, as amended from time to time (File No. 333-292928), which was declared effective by the Securities and Exchange Commission on April 29, 2026 (the “Registration Statement”).

A copy of the final executed underwriting agreement is filed as Exhibit 1.1 hereto and is incorporated by reference into this Item 1.01.

On May 1, 2026 the Company consummated the Offering and issued 5,200,000 common shares for aggregate net proceeds of approximately $54.6 million, after deducting underwriting discounts and commissions and other offering expenses payable by the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1+	Underwriting Agreement dated April 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BOW MINING CORP.

	By:	/s/ C. Travis Naugle
C. Travis Naugle
Chief Executive Officer
Dated: May 1, 2026